[LETTERHEAD OF AUCXIS CORP.]

August 29, 2001


BoomBoat Inc.
220 King Street West
Suite 300
Toronto, Ontario
M5H 1K4

Attention: President

Dear Sirs:

                   RE: LETTER AGREEMENT REGARDING I-THREE INC.

     This letter is to confirm the terms upon which Aucxis Corp. ("Aucxis"), a company incorporated under the laws of the State of Nevada and Boom Boat Inc. ("BoomBoat"), a company incorporated under the laws of the Province of Ontario, agree to resolve all outstanding issues between them in connection with I-Three Inc. ("I-3"), a company incorporated under the laws of the State of Delaware, and in particular, (i) the status of the employees of I-3, (ii) the ownership of all intellectual property of I-3, and (iii) the ownership of certain assets of I-3.

     This letter agreement (including all schedules and agreements attached hereto), once executed by both parties hereto, will become a legal and binding agreement between the parties and constitutes the entire agreement between the parties pertaining to the subject matter of this letter agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. The parties acknowledge and agree that there are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this letter agreement.

     In consideration of the mutual covenants and agreements contained in this letter agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties to this letter agreement, on the terms and subject to the conditions set out in this letter agreement, the parties covenant and agree with each other as follows:

A.   EMPLOYEES
     ---------

1. SEVERANCE AMOUNT. BoomBoat and Aucxis hereby agree that the sum of one hundred eighty-one nine hundred and forty-three dollars (CDN$181,943) in Canadian funds (the "SEVERANCE AMOUNT") shall be the sole consideration payable by Aucxis to BoomBoat (on behalf of the employees listed in Schedule "A-1") hereto (each, an "EMPLOYEE" and collectively, the "EMPLOYEES") as full and final settlement of all claims, action, causes of action and demands whatsoever, of any kind, without limitation, BoomBoat, any of the Employees or any of their respective heirs, executors, administrators, assigns, affiliates, associates and related persons or any of them, now have, or hereafter can, shall or may have by reason of or arising out of their employment or consulting engagement with Aucxis or I-3, as the case may be. Notwithstanding the forgoing, Aucxis or I-3, as applicable, shall ensure that the Employees continue to receive their existing dental, prescription eye care, drug plan and health plan benefits (Equitable Life plan number 98340) until at least September 30, 2001.

2. ACKNOWLEDGEMENT SEVERANCE PAYMENT. BoomBoat hereby acknowledges previous receipt from Aucxis of the sum of ninety thousand nine hundred and seventy-one dollars (CDN$90,971) in Canadian funds (the "Initial Partial Severance Payment") as partial payment of the Severance Amount.

3. FINAL SEVERANCE PAYMENT. In consideration for payment by Aucxis to BoomBoat of the remaining portion of the Severance Amount (which amount has been adjusted in accordance with the rights of set-off set out in sections C2 and C5 as calculated in Schedule "A-3") in the sum of seventy-four thousand seven hundred eighty-five dollars and sixty two cents (CDN$74,785.62) in Canadian funds (the "Final Severance Payment"), BoomBoat shall deliver, or cause to be delivered, on execution of this letter agreement, against delivery of the Final Severance Payment, by way of certified cheque or bank draft made payable to the order of BoomBoat, the following:

     (a) a resignation as an employee of I-3 effective August 3, 2001, in the form attached hereto as Schedule "A-3(a)", from each Employee;

     (b) a full and final release, in the form attached hereto as Schedule "A-3(b)", in favour of Aucxis and I-3, from each Employee;

     (c) an acknowledgement regarding the cancellation of stock options, in the form attached hereto as Schedule "A-3(c)", from each Employee;

     (d) an assignment of the Intellectual Property (as later defined) and waiver of all moral rights, in the form attached hereto as Schedule "A-3(d)", from each Employee; and

     (e) an agreement from each of Dave Wilson and Dave Dingle, in the form attached hereto as Schedule "A-3(e)", to terminate their respective commission agreements with Aucxis, each effective as of February 1, 2001, relating to their respective entitlement to ten percent (10%) of the gross proceeds realized by Aucxis on the sale of I-3 derived technology (which would include, among others, the Aucxis Toolbox Product (as later defined)) to non-Aucxis owned companies.

In connection with the foregoing, BoomBoat acknowledges and agrees that Aucxis shall not be obligated to pay any portion of the Final Severance Payment until the foregoing deliveries have been made directly to Aucxis or to the solicitors of Aucxis.

B.   INTELLECTUAL PROPERTY
     ---------------------

1. OWNERSHIP OF INTELLECTUAL PROPERTY. BoomBoat acknowledges and agrees that Aucxis is the sole and exclusive owner of all right, title and interest in and to the software and technology of I-3 and Aucxis, as the case may be, more particularly described in Schedule "B-1" hereto (the "INTELLECTUAL PROPERTY").

2. BOOMBOAT COVENANTS. BoomBoat hereby covenants and agrees to:

     (a) not contest or challenge any claim by either I-3 or Aucxis to the title or ownership of, or a right or interest in, the Intellectual Property;

     (b) not, at any time, except as otherwise permitted hereunder, for a period of two (2) years following the date of this letter agreement, for any reason, within the geographic areas in which Aucxis and I-3 or any of their respective affiliates, as the case may be, carries on their respective businesses, for any reason whatsoever, directly or indirectly, either alone or in conjunction with any individual or firm, corporation, association or other entity, whether as principal, agent, shareholder, creditor or in any other capacity, carry on or be engaged in or be concerned with or interested in, advise, or permit your name or any part thereof to be used in any business which is similar or directly competes with the provision of electronic commerce services to the financial services industry business being carried on by Aucxis, I-3 and any of their respective affiliates, and in particular, without limiting the generality of the foregoing, to not compete with the Collateral Management Module ("CMM"), as more particularly described in Schedule "B-2(b)" hereto;

     (c) forever hold the "Confidential Information" (which term means information, knowledge, data and property relating to the business and affairs of Aucxis and I-3 which such parties wish and are entitled to protect and includes, without limitation, computer systems, software source code, marketing plans, patents, trade secrets or other intellectual property, know-how, technical expertise, financial information, forecasts, assumptions, product information, customer information, marketing and development plans, cost and price data, internal policies and procedures and other information relating to the business and affairs of Aucxis and I-3) in trust and confidence for Aucxis and I-3, as applicable, and not disclose the Confidential Information to any person or entity without the prior written approval of Aucxis or I-3, as applicable, or use the Confidential Information for any purpose and that it will take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information, including disclosure by the Employees, provided that, the obligations of confidentiality hereunder shall not apply to any information that
          (i) is or becomes information in the public domain without any act or omission by BoomBoat or the Employees; (ii) was disclosed to BoomBoat by a third party without breach by such third party of any obligation to keep such information confidential; (iii) BoomBoat is obliged to disclose such information by any government agency or by court order; or (iv) except as specifically permitted hereunder; and

     (d) not use, other than as expressly set out in this letter agreement, any Intellectual Property in developing the BoomBoat Toolbox Product (as later defined) or any other product or for any other purpose, and hereby confirms and acknowledges that it is not, as of the date of this letter agreement, using all or any portion of the Intellectual Property in any product or for any other purpose.

3. AUCXIS ACKNOWLEDGEMENT. In connection with the non-competition covenant set out in section B2(b) above, Aucxis and I-3 hereby acknowledge that BoomBoat is developing a toolset product (the "BOOMBOAT TOOLBOX PRODUCT"), more particularly described in Schedule "B-3A" hereto, which product will, notwithstanding the non-competition covenant of the Employees in the employment agreements and BoomBoat in this letter agreement, compete with the toolbox product of Aucxis (the "AUCXIS TOOLBOX PRODUCT") described on Schedule "B-3B". Aucxis and I-3 each acknowledge and agree that any software or other intellectual property independently developed by BoomBoat since August 3, 2001 (the "BOOMBOAT IP") is the sole and exclusive property of BoomBoat. BoomBoat acknowledges and agrees that the BoomBoat IP does not make use of any source code forming part of the Intellectual Property. BoomBoat further acknowledges and agrees that the acknowledgement and agreement of Aucxis and I-3 set out in this section in no way acts as, or intended to act as, a transfer or release to BoomBoat, or in any way gives BoomBoat any right, title, interest or ownership in, or to, any of the Intellectual Property notwithstanding that BoomBoat is entitled to use a portion of the Intellectual Property in accordance with the terms of this letter agreement in the development of the BoomBoat Toolbox Product.

4. AUCXIS CONSENT. Subject to section B6, Aucxis and I-3 hereby consent to the development by BoomBoat of the BoomBoat Toolbox Product and, solely in connection with the development and exploitation of such product (at any time from August 3, 2001 onwards), consent to the use by BoomBoat in such development process of any idea, concept, trade secret, confidential information and/or business method or process developed in connection with, or used or related to, the Aucxis Toolbox Product which forms part of the Intellectual Property. Notwithstanding the foregoing, BoomBoat shall not be entitled to, and Aucxis does not consent to, the use by BoomBoat of any other portion of the Intellectual Property including, but not limited to, source code related to the Aucxis Toolbox Product. Aucxis and I-3 acknowledge and agree that the BoomBoat Toolbox Product being developed by BoomBoat will provide substantially the same (and perhaps even identical) functionality and solutions as the Aucxis Toolbox Product. Notwithstanding the similarity of the BoomBoat Toolbox Product and the Aucxis Toolbox Product, Aucxis and I-3 both agree not to take any legal action whatsoever against BoomBoat (or its successors and assigns) with respect to the development and the exploitation of the BoomBoat Toolbox Product, provided that, such exploitation and development is in compliance with the terms and conditions of this letter agreement.

5. NO TRANSFER. Aucxis and I-3 each agree that it will not sell, transfer, assign, pledge, license or otherwise dispose of (collectively referred to as a "TRANSFER") the Aucxis Toolbox Product or any of the Intellectual Property related specifically thereto (the "AUCXIS PRODUCT"), to any

Competitor (as such term is later defined)of BoomBoat at any time on or before August 29, 2003 (the "TRANSFER EXPIRY DATE"). For the purpose of this section, the term "Competitor" shall mean any person or entity which is engaged in the exploitation of any product which competes directly with, and targets the same customer base as, the BoomBoat Toolbox Product. Following the Transfer Expiry Date, Aucxis shall be entitled to consummate a Transfer of the Aucxis Product with any party, provided that, Aucxis shall have first offered to BoomBoat a right to purchase the Intellectual Property and/or the Aucxis Product on the same terms and conditions as Aucxis proposes to consummate the Transfer with a third party and, by 5:00 p.m. (Toronto time) on the tenth (10th) business day following the date on which Auxcis has delivered to BoomBoat a written notice setting out the terms of the offer related to the Transfer Aucxis has not received a written notice from BoomBoat advising that it wishes to exercise its right of first refusal to purchase the Intellectual Property and/or the Aucxis Product. Auxcis and I-3 acknowledge and agree that the foregoing right of first refusal in favour of BoomBoat applies in the event of insolvency or bankruptcy of Aucxis or I-3, as the case may be. For greater certainty, nothing in this section shall prevent either Aucxis or I-3 at any time prior to the Transfer Expiry Date from consummating a Transfer of the Aucxis Product and/or Intellectual Property related thereto with any person or entity which is not a Competitor of BoomBoat (a "NON-COMPETITOR") without having to comply with the right of first refusal provision set out in the preceding sentence, provided that, Aucxis shall give written notice to BoomBoat of any proposed Transfer to a Non-Competitor of the Aucxis Product and/or Intellectual Property related thereto prior to the Transfer Expiry Date and, in the event that BoomBoat, within three (3) business days of the delivery of such notice, advises Aucxis that such Non-Competitor is in fact a Competitor then the right of first refusal provisions contained in this section shall apply in respect of such proposed Transfer.

6. AUCXIS COVENANT. In consideration of the payment by BoomBoat to Aucxis of a fee (the "BOOMBOAT FEE"), in an amount equal to one percent (1%) of all revenues actually received by BoomBoat (net of returns and refunds) from the date hereof to and including August 29, 2006 (the "FEE EXPIRY DATE"), Aucxis and I-3 hereby agree to not enforce the non-competition covenants contained in this letter agreement and the employment agreements with respect to the development and exploitation of the BoomBoat Toolbox Product. For greater certainty, Aucxis shall be entitled to enforce the non-competition covenant contained in this letter agreement and/or the employment agreements in the event that BoomBoat (a) competes with the CMM, (b) uses any of the Intellectual Property other than as provided herein and/or (c) fails to pay the BoomBoat Fee in accordance with the terms of section B7 below.

7. CALCULATION AND PAYMENT OF BOOMBOAT FEE.

     (a) On the first (1st) day of September, December, March and June in each twelve (12) month period following the date hereof up to and including September 1, 2006, BoomBoat shall calculate, or cause to be calculated, the BoomBoat Fee payable to Aucxis in respect of the three
          (3) month period ending on the last day of the month immediately preceding the calculation date, provided that, the calculation made on September 1, 2006 shall be in respect of the three month period ending on the Fee Expiry Date.

     (b) Not later than the tenth (10th) business day following each calculation referred to in the preceding subsection, BoomBoat shall deliver, or cause to be delivered, to Aucxis of a certified cheque or bank draft made payable to the order of Aucxis representing the BoomBoat Fee payable in respect of the preceding three (3) month period together with a written notice signed by a senior officer of BoomBoat which sets out the BoomBoat Fee payable in respect of such period and the computation by which such BoomBoat Fee was calculated.

     (c) From the date hereof to and including the Fee Expiry Date, BoomBoat covenants to keep accurate records documenting all revenues earned by BoomBoat in respect of sales related to the BoomBoat Toolbox Product for the purpose of determining the BoomBoat Fee and covenants to retain such records for a period of three (3) years from the Fee Expiry Date.

     (d) BoomBoat hereby agrees, upon the request and expense of Aucxis, to provide Aucxis and its financial advisors reasonable access to the books and records of BoomBoat as may be necessary to verify the BoomBoat Fee payable in respect of any period contemplated by subsection B7(a) above, provided that, such audit right shall expire on August 29, 2007. If an audit discloses that any amount due to Aucxis has not been paid in respect of a particular period on the appropriate date, then BoomBoat shall pay, or cause to be paid, to Aucxis the deficient amount (the "Deficiency Amount") by way of certified cheque or bank draft payable to the order of Aucxis not later than 5:00 p.m. (Toronto time) on the tenth (10th) business day (the "Deficiency Payment Expiry Time") following delivery (or deemed delivery) of a written notice by Aucxis to BoomBoat setting forth the calculation of the Deficiency Amount, unless BoomBoat has delivered to Aucxis prior to the Deficiency Payment Expiry Time of a written notice (the "Deficiency Disagreement Notice") stating that it has a bona fide disagreement with the Deficiency Amount. The Deficiency Disagreement Notice shall state the reason for the disagreement and the parties shall attempt to resolve the disagreement through mutual negotiation. If the matter has not been resolved within thirty (30) days of receipt (or deemed receipt) of the Deficiency Disagreement Notice, then either party shall be entitled to refer the matter to arbitration in accordance with the provisions set out in section D1 below.

8.   TRANSFER OF CMM KNOWLEDGE

     (a) In consideration for the Final Severance Payment, following execution of this letter agreement, BoomBoat agrees to transfer, or cause to be transferred, at its own cost, at such time and to such location as Aucxis may direct in writing, any material relating to the CMM (the "CMM MATERIAL") currently in the possession of BoomBoat or any of its employees, agents or representatives (which includes any Employee). Until such time as the CMM Material has been transferred, BoomBoat agrees to maintain the CMM Material in its current state in a safe and secure environment.

     (b) In the event that the CMM Material in not in a transferable form, BoomBoat agrees to provide, at its own cost, all necessary assistance to convert the CMM Material from its current form as of the date of this letter agreement into a form (including, but not limited to, converting such information into written form and/or copying such information to machine readable disks and/or cd-roms) capable of transfer to Aucxis or to such other party as Aucxis may direct in writing. BoomBoat further acknowledges and agrees that some form of transfer will include the transfer of knowledge from the Employees and/or other employees of BoomBoat familiar with the CMM Material to such persons designated by Aucxis so as to ensure that such persons have a reasonable understanding of the CMM Material and are capable of supporting the CMM Material (which includes, without limitation, making modifications, bypasses, de-bugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the CMM Material to operate compatibly and reliably, in conformance with its specifications) without any further assistance from BoomBoat (or its employees). In connection with the foregoing, subject to subsection B8(c) below, BoomBoat covenants and agrees to make available, at its own cost, all necessary qualified persons to support (by means of in-person consultations, telephone and on-line support) the transfer of the CMM Material, for such reasonable length as time as is required (not to exceed 250 hours) to fully transfer all knowledge related to the CMM Material in the manner described above.

     (c) In connection with the transfer of knowledge described in this section, Aucxis acknowledges and agrees that such knowledge relates only to the CMM Material as it exists as of the date of this letter agreement and does not include any knowledge which would be required to further develop or enhance all or any portion of the CMM. In the event that Aucxis requires additional support, such support shall be provided by BoomBoat in accordance with the terms and conditions of the services agreement to be entered into among BoomBoat and Aucxis on the date hereof, in the form attached hereto as Schedule "B8(c)".

     (d) In connection with the transfer of CMM Material, BoomBoat covenants that to its knowledge, after due inquiry, the CMM Material does not, and will not upon transfer, contain any "backdoor" or concealed access or any "software locks" or similar undocumented devices which, upon the occurrence of a certain event, the passage of a certain amount of time or the taking of any action (or the failure to take any such action) by or on behalf of Aucxis or any third party, will cause the CMM Material, or any portion thereof, to be destroyed, erased, damaged or otherwise rendered inoperable or inaccessible. BoomBoat further covenants that, upon written notice from Aucxis of the successful transfer of the CMM Material to Aucxis or its designees, it will immediately destroy, or cause to be destroyed, all "back-up" or "archival" copies of the CMM Material.

C.   ASSETS/FURNITURE/LEASED SPACE
     -----------------------------

1. SALE OF EQUIPMENT. Subject to the terms and conditions contained in this section C, Aucxis hereby sells to BoomBoat, and BoomBoat hereby purchases from Aucxis on the date hereof, the equipment listed in Schedule "C-1" hereto (the "Equipment").

2. PURCHASE PRICE FOR EQUIPMENT. The purchase price (the "EQUIPMENT PURCHASE PRICE") payable by BoomBoat for the Equipment shall be the sum of $29,879.50 plus GST, as set forth on Schedule "C-1". The Equipment Purchase Price shall be paid and satisfied by BoomBoat by the delivery on the second anniversary of the date of letter agreement (the "PAYMENT DATE") of a certified cheque or bank draft made payable to the order of Aucxis or as it may otherwise direct in writing. Notwithstanding that the payment shall only occur on the Payment Date, the parties agree that the goods and service tax payable in respect of the transfer of the Equipment in the amount of $2,091.56 (the "GST") shall be due and payable upon execution of this letter agreement. The parties further agree that Aucxis shall be entitled to set-off the GST against the amount owing by Aucxis to BoomBoat hereunder in respect of the Final Severance Payment. To secure the payment of the Equipment Purchase Price, BoomBoat hereby grants Aucxis a security interest in the Equipment and authorizes Aucxis to file a registration under the Personal Property Security Act (Ontario) to evidence such security interest.

3. USE OF EQUIPMENT. Upon execution of this letter agreement until the Payment Date, BoomBoat shall pay to Aucxis a monthly fee in the sum of $248.99 (the "EQUIPMENT FEE"), representing ten percent (10%) of the Equipment Purchase Price calculated annually. The Equipment Fee shall be paid and satisfied by BoomBoat in advance on first (1st) day of each month by way of certified cheque or bank draft payable to the order of Aucxis or as it may otherwise direct in writing.

4. FURNITURE. On the execution of this letter agreement, Aucxis shall sell to BoomBoat and BoomBoat shall purchase from Aucxis, the furniture listed in Schedule "C-4" hereto (the "FURNITURE").

5. PURCHASE PRICE FOR FURNITURE. The purchase price (the "FURNITURE PURCHASE PRICE") payable by BoomBoat for the Furniture shall be the sum of $7,931.69 plus GST. The Furniture Purchase Price shall be paid and satisfied by BoomBoat by the delivery on the Payment Date of a certified cheque or bank draft made payable to the order of Aucxis or as it may otherwise direct in writing. Notwithstanding that the payment shall only occur on the Payment Date, the parties agree that the goods and service tax payable in respect of the transfer of the Furniture in the amount of $555.22 (the "GST") shall be due and payable upon execution of this letter agreement. The parties further agree that Aucxis shall be entitled to set-off the GST against the amount owing by Aucxis to BoomBoat hereunder in respect of the Final Severance Payment. To secure the payment of the Furniture Purchase Price, BoomBoat hereby grants Aucxis a security interest in the Furniture and authorizes Aucxis to file a registration under the Personal Property Security Act (Ontario) to evidence such security interest.

6. Use of Furniture. Upon execution of this letter agreement until the Payment Date, BoomBoat shall pay to Aucxis a monthly fee in the sum of $66.09 (the "Furniture Fee"), representing ten percent (10%) of the Furniture Purchase Price calculated annually. The Furniture Fee shall be paid and satisfied by BoomBoat in advance on first (1st) day of each month by way of certified cheque or bank draft payable to the order of Aucxis or as it may otherwise direct in writing.

7. LEASED SPACE. BoomBoat acknowledges and agrees that Aucxis has no obligation to provide any space to BoomBoat or its employees and that BoomBoat shall be solely responsible for locating, securing and paying for its own space.

D.   GENERAL
     -------

1.   ARBITRATION PROCEDURES.

     (a) Dispute Resolution. The parties hereby agree that they will use reasonable best efforts to resolve any disputes arising out of this letter agreement in a co-operative and expeditious manner. To this effect, following notice by any party to the other of a disagreement (which shall include any failure to agree upon a matter to be agreed upon) the parties hereto shall consult and negotiate with one another in good faith in an effort to reach a just and equitable solution. If those attempts fail after a period of thirty (30) days from the time the parties have been notified in writing of the disagreement, then every such disagreement shall be referred to arbitration in the English language in the City of Toronto, Ontario pursuant to the Arbitration Act (Ontario), as amended from time to time, to be held before a single arbitrator who is mutually agreed to by the parties, provided that, if the parties are unable to agree on an arbitrator within fifteen (15) days of receipt of the written notice, the arbitrator shall be chosen by a judge of an Ontario court. The parties agree to take all necessary steps to ensure that the arbitration is completed, and an award rendered within 90 days of the submission of the dispute to arbitration.

     (b) Cost of Arbitration. Notwithstanding the failure of any party to participate in the arbitration proceedings, the arbitrator may proceed to make an award and the costs of the arbitration shall be borne as determined by the arbitrator.

     (c) Arbitration Award. The parties acknowledge and agree that the award of the arbitrator shall be the sole and exclusive remedy of the parties and shall be enforceable in a court of competent jurisdiction. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction. Except where clearly prevented by the issue in dispute, the parties agree to continue performing their respective obligations under this letter agreement and the other related agreements entered into in connection with this letter agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof.

2.   REPRESENTATIONS AND WARRANTIES.

     (a) Aucxis and I-3 jointly and severally represent and warrant to BoomBoat as follows:

          (i) Each of Aucxis and I-3is a corporation validly subsisting under the laws of the jurisdiction of its corporation and it has the corporate power to enter into and perform all of its obligations contained in this letter agreement;

          (ii) This letter agreement has been duly authorized, executed and delivered by Aucxis and I-3 and is a legal, valid and binding obligation of each of Aucxis and I-3, enforceable against Aucxis and I-3 in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors
                generally,   and  the  qualification  that  equitable  remedies,
                including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction.

          (iii) Aucxis and/or I-3 are the sole legal and beneficial owners of the Intellectual Property, the Equipment and Furniture and have good and marketable title thereto, free and clear of all liens, pledges, charges, security interests, claims, ownership interests or encumbrances of any kind.

          (iv) There is no suit, action, dispute civil or criminal litigation, claim, arbitration or legal, administrative or other proceeding or governmental investigation (collectively "Claims"), pending or threatened against Aucxis or I-3 relating to the Intellectual Property, the Equipment or the Furniture. To the best of their knowledge, after due inquiry, there are no facts known to Aucxis or I-3 which are likely to give rise to any such Claims. There is not presently outstanding against Aucxis or I-3 any judgements, executions, order , injunction, decree, or rule of any court, administrative agency, governmental authority or arbitrator which affects the Intellectual Property, the Equipment or the Furniture.

          (v) The sale of the Equipment and the Furniture does not require the consent of any party other than Aucxis or I-3 and does not violate the terms of any agreement to which either of Aucxis and I-3 are a party.

     (b)  BoomBoat represents and warrants to Aucxis and I-3 as follows:

          (i) BoomBoat is a corporation validly subsisting under the laws of the Province of Ontario and it has the corporate power to enter into and perform all of its obligations contained in this letter agreement; and

          (ii) This letter agreement has been duly authorized, executed and delivered by BoomBoat and is a legal, valid and binding obligation of BoomBoat, enforceable against BoomBoat in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally, and the qualification that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent non-exclusive jurisdiction.

3. APPLICABLE LAW. This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

4. BINDING AGREEMENT. This letter agreement shall enure to the benefit of and be binding upon the parties and their respective successors, heirs and legal representatives, as the case may be, and permitted assigns.

5. ASSIGNMENT. Neither party may assign this letter agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

6. AMENDMENT. This letter agreement may not be amended or modified in any respect except by written instrument signed by all the parties hereto.

7. SEVERABILITY. If any provision of this letter agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

8. TIME OF ESSENCE. Time shall be of the essence in this letter agreement.

9. FURTHER ASSURANCES. The parties shall sign such further and other papers and documents, and cause such meetings to be held, votes cast, resolutions passed, by-laws enacted, all necessary steps and proceedings to be done, and shall cause all other acts and things done and performed as may be necessary and desirable to give full force and effect to this letter agreement and every part hereof.

10. CURRENCY. Unless otherwise indicated, all dollar amounts referenced in this letter agreement shall be in Canadian funds.

11. NOTICE PROVISION. Any notice or other communication under this letter agreement shall be in writing and shall be considered given when delivered by hand, when telecopied upon confirmation of receipt, one (1) day after being sent by overnight courier service or four (4) days after being mailed by registered mail, return receipt requested, except in the event of an interruption in postal service, in which case the time when notice would otherwise be deemed given shall be extended by a the number of days during which such interruption continues, to the parties at the addresses set forth below, or at such other address as a party may specify by notice to the other in accordance with this provision:

         If to Aucxis:

         Aucxis Corp.
         220 King Street, Suite 200
         Toronto, Ontario, M5H 1K4

         Attention: President
         Facsimile: (416) 214-0585

         If to BoomBoat:

         BoomBoat Inc.
         220 King Street, Suite 300
         Toronto, Ontario, M5H 1K4

         Attention: President
         Facsimile: (416) 585-9609

         With a copy to:

         Goodmans LLP
         250 Yonge St.
         Suite 2400
         Toronto, ON
         M5B 2M6

         Attention: Tim Heeney
         Facsimile: (416) 979-1234


or to such other address as may be given in writing by either party hereto to the other, and shall be deemed to have been received if delivered, on the date of delivery, and if faxed or delivered by bonded courier, on the first business day following the faxing, or bonded courier delivery thereof.

12. COUNTERPARTS AND FACSIMILE. This letter agreement may be executed by the parties in any number of separate counterparts each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties, provided, however that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this letter agreement which was so faxed.

     To indicate your agreement to be bound by the terms and conditions set out in this letter agreement, please sign where indicated below and return a copy of this letter agreement to the attention of Gary Jessop of Blake, Cassels & Graydon LLP by facsimile at (613) 788-2247.

                          Yours very truly,

                          AUCXIS CORP.



                          Per:
                              --------------------------------------------------
                                    I have the authority to bind the Corporation



                          I-THREE INC.

                          Per:
                               ------------------------------------------------
                                    I have the authority to bind the Corporation



The undersigned hereby agrees to the terms and conditions set out in this letter agreement and to be bound by and carry out the terms set out herein.

         Dated this __ day of August, 2001.



         BOOMBOAT INC.



         Per:
             -------------------------------------------------
                  I have the authority to bind the Corporation

                                                        SCHEDULE A-1

                                                     LIST OF EMPLOYEES

         PAYROLL NUMBERS AT JULY 15, 2001

                                    Payroll              Consulting           Annual Amount           Monthly Amount
                                    (CDN$)                 (CDN$)                 (CDN$)                  (CDN$)

David Wilson                        6,708.33                    Nil            160,999.92                13,416.66
David Dingle                             Nil               6,666.67            160,000.08                13,333.34
Danny Pirvuti                       4,166.67                    Nil            100,000.08                 8,333.34
Victor Scaletchi                         Nil               3,611.29             86,670.95                 7,222.58
Sasha Bratic                        2,500.00                    Nil             60,000.00                 5,000.00
Cristian Virvoreanu                 3,333.33                    Nil             79,999.92                 6,666.66
Viorel Stolea                       3,500.00                    Nil             84,000.00                 7,000.00
Adrian Iacobet                      2,500.00                    Nil             60,000.00                 5,000.00
Jeff Cutbush                        2,916.67                    Nil             70,000.08                 5,833.34
Richard Chen                        3,333.33                    Nil             79,999.92                 6,666.66
Jeff Turner                         4,166.66               2,083.00            149,991.84                12,499.32
Total                                                                        1,091,662.79                90,971.90


         FUNDING AMOUNT PAYABLE TO BOOMBOAT:                                              $181,943.80
                                                                                       ==============



                                  SCHEDULE A-3

                     CALCULATION OF FINAL SEVERANCE PAYMENT



   Final Severance Payment                               $90,971.00

   Less:      GST Equipment  (7% of $29,879.50)           $2,091.56
              GST Furniture (7% of $7,931.69)                555.22
              Payment of Netra Machines (inc. taxes)      $8,538.60
                                                         ----------

   Subtotal                                              $79,785.62

   Less loan advance/payment                               5,000.00

   ADJUSTED FINAL SEVERANCE PAYMENT                      $74,785.62

                                 SCHEDULE A-3(a)

                               FORM OF RESIGNATION

     TO:      I-THREE INC. ("I-3")

     AND TO:  AUCXIS CORP. ("Aucxis")

     Reference is made to that certain letter agreement dated on or about August 29, 2001 (the "Letter Agreement") between Aucxis, I-3 and BoomBoat Inc., which sets out such parties agreement as to, among other things, the status of the employees of I-3.

     I hereby tender my resignation as an employee of Aucxis or I-3, as the case may be, such resignation to take effect as of August 3, 2001. Furthermore, I acknowledge and agree that all compensation owing to me by either Aucxis or I-3, as the case may be, has been paid in full save and except the reimbursement of any outstanding expenses properly incurred in the course of my employment which I agree to promptly submit for reimbursement in accordance with the standard policies of Aucxis or I-3, as applicable. I further acknowledge and agree that I have executed and delivered to Aucxis a copy of the full and final release and acknowledgement contemplated by the Letter Agreement.

     Notwithstanding my resignation, I acknowledge and agree that I will continue to be bound by the company property, non-competition, non-solicitation and confidential information provisions contained in my employment agreement, a copy of which is attached hereto as Schedule "A", subject to the exception set out in the Letter Agreement which permits BoomBoat Inc. to pursue the development and exploitation of a product referred to in the Letter Agreement as the BoomBoat Toolbox Product.

     I have been afforded an opportunity to obtain independent legal advice in connection with the execution of this document and confirm that either such advice has been obtained or that I do not wish to obtain such independent legal advice.

          DATED this            day of August, 2001.
                     ----------






                                            ---------------------------------
                                            Print Name:

                                 SCHEDULE A-3(b)

                         FORM OF FULL AND FINAL RELEASE

          WHEREAS Aucxis Corp. ("AUCXIS"), I-Three Inc. ("I-3") and BoomBoat Inc. ("BOOMBOAT") have entered into a letter of agreement dated August 29, 2001 (the "LETTER AGREEMENT") pursuant to which the parties have agreed to resolve all outstanding issues between them regarding, among other things, employee status, intellectual property ownership and asset ownership;

          AND WHEREAS it is a condition of the transactions contemplated by the Letter Agreement that the undersigned resign as an employee of I-3 and that this full and final release be executed by the undersigned and delivered to I-3 and Aucxis;

          AND WHEREAS in consideration for, among other things, the resignation of the employees of I-3 (which includes the undersigned), Aucxis has delivered to BoomBoat on behalf of the employees of I-3 (which includes the undersigned), a severance payment in the amount of one hundred eight-one thousand nine hundred and forty-three dollars (CDN$181,943) in Canadian funds (the "SEVERANCE PAYMENT"), half of which amount has been previously delivered to BoomBoat and the other half is to be delivered upon execution and delivery of the Letter Agreement together with, among other things, this full and final release;

          NOW THEREFORE, I, THE UNDERSIGNED, [NAME OF EMPLOYEE], (hereinafter referred to as the "Releasor" which term includes my heirs, executors, administrators, successors and assigns), in consideration of the payment by AUCXIS and I-3 (hereinafter collectively referred to as the "RELEASEES" and individually, the "RELEASEE" which terms includes their respective servants, officers, directors, agents, employees, shareholders, successors, assigns and related and affiliated companies) of the Severance Payment to BoomBoat and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, in full satisfaction of all claims and demands of the Releasor against the Releasees, hereby release and forever discharge the Releasees of and from all manner of actions, causes of actions, suits, debts, dues, accounts, bonds, covenants, contracts, claims and demands whatsoever which against the said Releasees the Releasor ever had, now has or can, shall or may hereafter have for or by reason of any cause, matter or thing whatsoever existing up to the present time, and more particularly, but without restricting the generality of the foregoing, all claims and demands arising in or out of or in any way connected with the employment of the Releasor by the Releasees or the obligations, statutory, contractual or otherwise, of the Releasees to the Releasor in respect of the resignation by the Releasor from such employment, including, without limiting the generality of the foregoing, any entitlement to any medical, dental and disability benefit plans, wages, vacation pay, termination pay, severance pay or any other payment under the EMPLOYMENT STANDARDS ACT, R.S.O. 1990, E.14 as amended, and any and all claims under the ONTARIO HUMAN RIGHTS CODE, R.S.O., 1990, H.19 as amended, or any other applicable legislation, save and except the entitlements specifically provided for in the Letter Agreement.

          AND FOR SAID CONSIDERATION the Releasor further agrees not to make any claim, or commence, institute or maintain any action, proceeding or appeal against any person or corporation in which any claim could arise for contribution or indemnity under the provisions of any statute or otherwise from the Releasees with respect to any matter subject to the release hereunder;

          AND THE RELEASOR, HEREBY DECLARES that it fully understands the nature and terms of this Release, that the consideration stated herein is the sole consideration for this Release and that it voluntarily accepts the said settlement for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid.

          IT IS UNDERSTOOD AND AGREED that the said payment is deemed to be no admission whatsoever of liability on the part of the Releasee.

          IT IS UNDERSTOOD AND AGREED that the Releasor shall not provide any person outside of his immediate family and his professional advisors with any information concerning the terms of this Release unless otherwise required by law.

          IT IS UNDERSTOOD AND AGREED that the Releasor, hereby agrees to save harmless and indemnify the Releasees from all charges, taxes and penalties which may be made by Canada Customs and Revenue Agency requiring the Releasees to pay income tax under the Income Tax Act (Canada), in respect of income tax payable by the Releasor in excess of the amounts previously withheld; and in respect of any and all charges, taxes or penalties which may be made on behalf of or related to the Human Resources Development Canada Commission or the Canada Pension Commission with respect to any amounts which may, in the future be found to be payable by the Releasees in respect of the Releasor, subject always to any rights to appeal against such assessment or reassessment.

          AND THE RELEASOR AGREES that this Release shall be binding on the undersigned and the undersigned's heirs, successors, assigns, executors and administrators.

          IN SIGNING THIS RELEASE, the Releasor acknowledges that the Releasor has been given sufficient time to consider the Releasor's actions and to seek such independent legal or other advice as the Releasor deems appropriate. The Releasor further acknowledges that no representation of fact or opinion threat or inducement has been made or given by the Releasees to the Releasor to induce the signing of this Release.

          IN WITNESS WHEREOF I have executed this Release this day of August, 2001.




----------------------------                    -------------------------------
 Witness:                                       [NAME OF EMPLOYEE]

                                 SCHEDULE A-3(c)

                             FORM OF ACKNOWLEDGEMENT
                             CANCELLATION OF OPTIONS

TO:  AUCXIS CORP (formerly e-Auction Global Trading Inc.)(the "Corporation")

--------------------------------------------------------------------------------

     WHEREAS the undersigned, as an employee of I-Three Inc. ("I-3") being a wholly owned subsidiary of the Corporation, was granted that number of options set forth below (collectively, the "OPTIONS") to acquire an aggregate of [INSERT NUMBER] common shares in the capital of the Corporation pursuant to the terms of the 1999 Stock Option Plan of the Corporation, as adopted June 1, 1999 (the "STOCK OPTION PLAN");

     Date of Grant    Number of Options    Exercise Price       Expiry Date
     -------------    -----------------    --------------       -----------

     [INSERT INFORMATION]

     AND WHEREAS the Corporation, I-3 and BoomBoat Inc. ("BOOMBOAT") have entered into a letter agreement dated as of the date hereof (the "LETTER AGREEMENT"), pursuant to which such parties have agreed to resolve their outstanding issues in connection with, inter alia, the status of the employees of I-3;

     AND WHEREAS it is a condition of the Letter Agreement that, inter alia, the undersigned resign from his employment with I-3 and to tender the Options for cancellation;

     AND WHEREAS the undersigned has resigned, effective August 3, 2001, from his employment with I-3;

     AND WHEREAS notwithstanding the provisions contained in Section 5.6 of the Stock Option Plan in relation to the exercise of options by a holder upon such holder ceasing to provide services as an employee, officer, director or consultant to the Corporation or a subsidiary of the Corporation, the undersigned has agreed to cancel all of the Options effective as of the date hereof;

     NOW THEREFORE, IN CONSIDERATION of the payment of the Severance Amount (as such term is defined in the Letter Agreement) by Aucxis to BoomBoat and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees, acknowledges and confirms that all of the Options are hereby terminated and cancelled and of no further force and effect as of and effective from the date hereof.

        DATED this     day of August, 2001


        --------------------------              -----------------------------
        Name of Witness:                        [INSERT NAME OF EMPLOYEE]

                                 SCHEDULE A-3(d)

                  FORM OF ASSIGNMENT AND WAIVER OF MORAL RIGHTS

     WHEREAS the person whose name is printed, and whose signature appears, at the end of this document (the "ASSIGNOR"), was engaged as an employee or contractor by I-Three Inc. ("I-3"), a Delaware company and wholly owned subsidiary of Aucxis Corp. ("AUCXIS"), a Nevada company, to assist with the development of certain software, technology and related documents more specifically described in Schedule "A" hereto (the "TECHNOLOGY");

     AND WHEREAS Aucxis, I-3 and BoomBoat Inc. have entered into a letter agreement dated as of the date hereof (the "Letter Agreement"), pursuant to which such parties have agreed to resolve their outstanding issues in connection with, inter alia, the status of the employees and contractors of I-3;

     AND WHEREAS it is a term of the Letter Agreement that, inter alia, the Assignor will resign from I-3 and deliver this Assignment and Waiver;

     AND WHEREAS the Assignor has resigned from I-3, effective August 3, 2001;

     NOW  THEREFORE,  in  consideration  of the sum of $1.00 and other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged by the undersigned;

1. The Assignor, for purposes of this document, defines Intellectual Property as all writings, drawings, designs, processes, databases, computer programs, inventions, copyright, domain names, trade-marks, trade secrets, patents and other proprietary rights in or related to the Technology, including, without limitation, any patent, copyright or trade-mark applications filed in respect of the Intellectual Property, that the Assignor has or may have in Canada, the United States of America and all other countries in the world. For the purposes of this agreement, Intellectual Property does not include anything that the Assignor has developed or conceived for BoomBoat Inc. since August 3, 2001, but does however, include any ideas, concepts, trade secrets, confidential information and/or business processes developed by the Assignor in connection with the Aucxis Toolbox Product (as described in the Letter Agreement), notwithstanding that BoomBoat Inc. has been granted a right to use such Intellectual Property in the development and exploitation of the BoomBoat ToolBox Product (as described in the Letter Agreement).

2. The Assignor does hereby grant, sell, assign and transfer to Aucxis the Assignor's entire world wide right, title and interest in and to all the Intellectual Property.

3. Forthwith upon execution of this Assignment, the Assignor shall cause to be transmitted to Aucxis the requisite information and/or form to give effect to the foregoing assignment, including without limitation the transfer of any registrations or ownership interests.

4. The Assignor does hereby waive, in favour of Aucxis, any and all moral and other rights the Assignor may have in or to the Intellectual Property, including but not limited to: the right to restrain or claim damages for any distortion, mutilation or other modification of the Intellectual
     Property;  the right to restrain use or  reproduction  of the  Intellectual

     Property in connection with any product, service, cause or institution; the right to the integrity of the Intellectual Property; and the right to be associated by name with the Intellectual Property, or to remain anonymous in relation to the Intellectual Property.

5. The Assignor acknowledges that, after this assignment, the Intellectual Property and all proprietary rights therein shall be the property of Aucxis and no license or other rights to the Intellectual Property are granted to the Assignor or retained by Assignor.

6.   The Assignor  represents  and warrants that he or she has the right to make
     this   Assignment   and  Waiver  and  has  not  assigned  or  licensed  the
     Intellectual Property previously.

7. This Assignment and Waiver shall be interpreted and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. If any provision of this Assignment and Waiver is invalid, unenforceable, in conflict with, or in violation of, the law of the governing jurisdiction or any other relevant jurisdiction, such provision shall be inoperative and the validity of the remaining provisions shall not be affected.

8. The Assignor agrees to execute and deliver all further documents or do such things as may be required or deemed by Aucxis to be advisable to give full effect to this Assignment and Waiver.

9. This Assignment and Waiver shall be irrevocable and shall enure to the benefit of and be binding upon myself and my successors and assigns.

Dated this                 day of August, 2001.



NAME OF EMPLOYEE: __________________________________



----------------------------------------                -----------------------
Signature of Witness:                                   [Signature of Employee]

Print name: ___________________________

Address: _____________________________

                                  SCHEDULE "A"

                TECHNOLOGY IN WHICH INTELLECTUAL PROPERTY EXISTS


         i3 Adapter Technology - http, LDAP, DB

         i3 Router Converter Technology

         i3 Sandbox

         i3 Portal Framework

                                 SCHEDULE A-3(e)

                          FORM OF TERMINATION AGREEMENT

                              TERMINATION AGREEMENT


     THIS AGREEMENT is made as of the 29th day of August, 2001.


     BETWEEN:

                     DAVID WILSON

                     (hereinafter referred to as "Wilson")

                                               - and -

                     DAVID DINGLE

                     (hereinafter referred to as "Dingle")

                                               - and -

                     AUCXIS CORP., a corporation incorporated under the laws of the State of Nevada

                     (hereinafter referred to as "Aucxis")

     WHEREAS Wilson and Dingle have each entered into a commission agreement (the "Commission Agreements") with Aucxis relating to their respective entitlement to ten percent (10%) of the gross proceeds realized by Aucxis on the sale of I-Three Inc. derived technology (which would include, among others, the Aucxis toolbox product) to non-Aucxis owned companies;

     NOW THEREFORE in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by each of the parties hereto:

     1. Each of Wilson, Dingle and Aucxis hereby agree to terminate the Commission Agreements, such termination to take effect on the date first stated above.

     2.  Each  of  Wilson,   Dingle  and  Aucxis   acknowledge  and  agree  that
notwithstanding any provision contained in the Commission Agreements, this termination will mutually release the parties from all further rights and obligations contained therein, without limitation.

     3. Each of Wilson and Dingle acknowledge and agree that they are not owed any commissions pursuant to their respective Commission Agreements and that following the execution of this Termination Agreement, each of Wilson and Dingle shall immediately cease to have any rights to commissions pursuant to their respective Commission Agreements.

     4. This Termination Agreement may be executed by the parties in any number of separate counterparts each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. This Termination Agreement may be executed by facsimile. Actual executed copies of this Termination Agreement shall be substituted forthwith after execution for the copies executed by facsimile.

     IN WITNESS WHEREOF the parties have each executed this Termination Agreement as of the date first written above.

                                           AUCXIS CORP.


                                           Per:
                                                 ----------------------------
                                           Name:
                                           Title:



-------------------------------            ------------------------------------
Witness                                    David Wilson



-------------------------------            ------------------------------------
Witness                                    David Dingle

                                  SCHEDULE B-1

                      DESCRIPTION OF INTELLECTUAL PROPERTY



         i3 Adapter Technology - http, LDAP, DB

         i3 Router Converter Technology

         i3 Sandbox

         i3 Portal Framework

                                 SCHEDULE B-2(b)

                   DESCRIPTION OF COLLATERAL MANAGEMENT MODULE



     The Collateral Management Module delivers the necessary tools to distribute, allocate and manage a buyers financial collateral enabling guaranteed bids for real-time trade. The Collateral Management Module is designed to increase the purchasing power for buyers while guaranteeing payment for sellers within online marketplaces. The Module is a real time credit reservation system that links 'digital procurement tokens', in effect a digital payment guarantee, to marketplace transactions securing a reservation against a financial instrument such as cash, lines of credit, bank guarantees, letters of credit and other forms of generally accepted credit including goodwill.

                                  SCHEDULE B-3A

                     DESCRIPTION OF BOOMBOAT TOOLBOX PRODUCT

     BoomBoat will be developing an enterprise ready real-time messaging platform built specifically to allow enterprises to utilize their existing technology through integration efforts to create real-time solutions. The integration capability encompasses enterprise application integration (eAi) and business to business integration (B2Bi). The platform is made up of the following components, a multi-cast capable message based router (i3 Router Converter Technology), a user interface for solution creation, a set of adapters to databases and other applications to expose functionality (i3 Adapters), and an administration console for monitoring (i3 Sandbox). A portal framework component to the platform is also contemplated (the i3 Portal Builder) that effectively acts as an amalgamator of information from the multi-cast message router.

     This software platform will be targeted and sold to system integrators, end user enterprise customers, infrastructure providers (classified as middleware and transport companies), and to hardware providers. The applicability will be global in nature and non-industry specific.

                                  SCHEDULE B-3B

                      DESCRIPTION OF AUCXIS TOOLBOX PRODUCT

         i3 Adapter Technology - http, LDAP, DB

         i3 Router Converter Technology

         i3 Sandbox

         i3 Portal Framework

                                 SCHEDULE B-8(c)

                           FORM OF SERVICES AGREEMENT

     THIS SERVICES AGREEMENT (hereinafter referred to as "Agreement") sets forth the terms and conditions of the Agreement between

     Aucxis  Corp.   (hereinafter  referred  to  as  the  "Client")  having  its registered office at 220 King Street, Suite 200, Toronto, Ontario M5H 1K4

                                      -AND-

     BoomBoat Inc. (hereinafter referred to as the "Contractor") having its registered office at 220 King Street, Suite 300, Toronto, Ontario M5H 1K4

     The Contractor and the Client agree as follows:

THE SERVICES

The  following  outlines  the  nature of the  services  to be  performed  by the
Contractor:

The Contractor will, as part of this Agreement, provide the services of David Dingle, Danny Pirvuti and Viorel Stolea (collectively "Key Personnel") as needed by the Client. The Client and Contractor agree that the Key Personnel are critical to the ongoing services to be provided by the Contractor. It is expected that the Client will require 25% of time of the Key Personnel. An operations agreement and personnel forecast will be completed by both parties within 60 days of signing of this agreement.

Should the Client make a written request (by email or letter) of the Contractor for work to be done, and should the Contractor not respond within 24 hours of the request, then the Contactor shall pay to the client the sum of $1,500.00 per day until the response is completed. (Unless otherwise noted, all currency references will be in Canadian dollars.)

LOCATION OF WORK

The services will be performed at the address of the Client as set out above or at any other location as mutually agreed to by the Client and the Contractor. Due to the nature of the consulting services being provided, these services will be performed by the Contractor during the Client's usual business hours, which are 8 a.m. to 6 p.m., Monday to Friday.

QUALITY OF SERVICES

The Contractor's services will be reviewed periodically against the objectives as mutually agreed upon. New objectives may be established and assigned by the Client periodically throughout the term of this Agreement.

CLIENT

The representative of the Client will be the President or such other persons as may be designated to the Contractor by the Client.

INDEPENDENT CONTRACTOR

The Contractor, in providing the services, will be an independent contractor and neither the Contractor nor its employees, agents or subcontractors are employees, agents or subcontractors of the Client. Furthermore, this Agreement shall not be deemed to constitute any partnership, joint venture, master servant, employer employee, principal agent or any other relationship apart from an independent contractor status providing an independent service to the Client. The Contractor is responsible for all claims and payments and filings with respect to income tax, Canada or Quebec Pension payments, Unemployment Insurance payments and Worker's Compensation payments as well as the cost of any health or other benefits it may wish to secure for itself or its employees.

FEES

The Contractor will present to the Client each month, an invoice for the services provided, together with a summary in respect of the hours worked by the Contractor during such period and such other documentation in support of such invoice as the Client may reasonably request.

     The Hourly rate for services will be as follows:

     Year 1 - Salary and benefits + $15/hour for Overhead
     Year 2 - 1.5 x Salary and benefits +$15/hour for Overhead

     For greater clarity, the hourly rate for year one will be:

     NAME                SALARY AND         OVERHEAD        HOURLY RATE
                         BENEFITS
     David Dingle               $76.92        $15.00             $91.92
     Danny Pirvuti              $49.56        $15.00             $64.56
     Viorel Stolea              $41.87        $15.00             $56.87

     For greater clarity, the hourly rate for year two will be:

     NAME                SALARY AND         OVERHEAD        HOURLY RATE
                         BENEFITS
     David Dingle               $76.92        $15.00            $130.38
     Danny Pirvuti              $49.56        $15.00             $89.34
     Viorel Stolea              $41.87        $15.00             $77.81

Work within a week beyond 40 billable hours will not be invoiced. Invoices will state separately the amount of such tax payable by the Client. The Client will pay all invoices within 30 days of receipt of the invoice.

INDEMNITY

The Contractor will indemnify and hold harmless the Client, its directors, officers, employees, successors and assigns from and against any and all taxes which may be imposed and any and all liabilities and losses (including judgments, penalties, interest, damages, costs and expenses, including legal expenses) which may be occasioned by any breach or claim by the Contractor of any representation, warranty, or other provision of this Agreement or arising out of failure by the Client to deduct and withhold from any payments made by it to the Contractor hereunder any amounts required or permitted to be deducted and withheld pursuant to any applicable laws. The Client shall have the right to offset any amounts owing to it by the Contractor pursuant to this indemnity against any amounts owing by the Client to the Contractor pursuant to this Agreement to the extent permitted by law.

AUTHORIZED EXPENSES

The Contractor will normally be responsible for all expenses incurred in connection with the provision of services under the Agreement. However, the Client will reimburse the Contractor for reasonable travel and/or out-of-pocket expenses authorized by the Client and incurred by the Contractor directly resulting from the provision of the services.

LIMITATION ON THE CONTRACTOR

The Contractor shall have no authority to enter into, incur, make change, enlarge or modify any contract, liability, or agreement, obligation, representations, guarantee, warranty or commitment on behalf of the Client or its affiliated companies unless expressly requested to do so in writing by duly authorized representatives of the Client in the performance of services contemplated under this Agreement.

ADHERENCE TO CLIENT'S PROFESSIONAL OBLIGATIONS

The Contractor agrees to abide by the Client's policies with respect to confidential information, independence, and software use. A separate Contractor Confidentiality Agreement will be in effect during this contract and will survive this contract as detailed in that separate agreement.

This Agreement does not restrict the Contractor from providing similar services to other entities, however, the Contractor shall not engage in any consultations, agency or employment for any person, partnership or corporate entity other than the Client which would result in a conflict of interest during the term of this Agreement without the written authorization and permission of the Client.

TERMINATION OF AGREEMENT

This Agreement may be terminated at any time during the contract period for any reason upon 30 days written notice by either the Contractor or Client.

The Contractor, upon request by the Client or upon the termination of this contract, will immediately return to the Client any and all Client property including equipment and information provided to the Contractor by the Client during the contract term.

CHANGES

Any changes to the terms contained in this Agreement will only be made by means of an agreement in writing signed by the Client and the Contractor.

This Agreement will be governed by the laws of Ontario. The Contractor and the Client have executed this Agreement.

                                                BoomBoat Inc.



  Dated: ____________________                   By:__________________
                                                Name:
                                                Title:


  Accepted and acknowledged Aucxis Corp. on the same date.

  Aucxis Corp.


  By: _________________________________
  Name:
  Title

                                                             SCHEDULE C-1

                                                          LIST OF EQUIPMENT



USER NAME               COMPUTER            MHZ           (MB)   GB)      MODEL       NEW            VALUE

Viorel S.               Dell Dimension      PIII-860      256     19                $1,729     550%        $864.50
                        4100
Adrian I.               Dell Dimension      PIII-800      256     9                 $1,729     550%        $864.50
                        4100
Jeff Turner             Power Mac           PIII-500      256     10                $5,000     650%      $3,250.00
Jeff Cutbush            (laptop) Toshiba    PIII-450      256     11.2     n/a      $1,249     550%        $624.50
                        Satellite Pro 4200
Christian V.            Dell Dimension      PIII-500      256     6        n/a      $1,249     550%        $624.50
                        XPS T500
Sasha B.                (laptop) Toshiba    PIII-450      256     6        n/a      $1,249     550%        $624.50
                        Satellite Pro 4200
PCI Development         Dell Dimension      PIII-500      256     13       n/a      $1,249     550%        $624.50
                        XPS T500
Admin/fax               Dell Dimension      PIII-500      256     13       n/a      $1,249     550%        $624.50
                        XPS T500
Richard C.              Dell Dimension      PIII-500      256     19       n/a      $1,249     550%        $624.50
                        XPS T500
Dani P.                 Dell Dimension      PIII-1000     256     19                $1,729     550%        $864.50
                        4100
Dani P.                 (laptop) Toshiba    PIII-450      256     6        n/a      $1,249     550%        $624.50
                        Satellite Pro 4200
Victor Scaletchi        Dell Inspiron 3500  PIII-333      256     6        n/a      $2,500     550%      $1,250.00
Dave D.                 (laptop) Dell       PIII-700      256     10                $5,000     665%      $3,250.00
                        Inspiron 4000
Dave W.                 (laptop) Dell       PIII-633      256     11       n/a      $5,000     665%      $3,250.00
                        Inspiron 5000
                                                                                                   $17,965.00(plus
                                                                                                       taxes)



QUANTITY        DESCRIPTION    SPEED                                        REPLACEMENT                     CURRENT VALUE ($)

1               Sun 5s          360         512     GB      Admin                    4000           50%               2,000.00
1               Sun 5s          360         512     GB      Oracle                   4000           50%               2,000.00
1               Netra X1        400         512     GB                               2995           50%                1497.50
1               Netra X1        400         512     GB                               2995           50%                1497.50
1               Netra X1        400         512     GB                               2995           50%                1497.50
1               Netra X1        400         512     GB                               2995           50%                1497.50
1               Netra X1        400         512     GB                               2995           50%                1497.50
1               Netra X1        400         512     GB                               2995           50%                1497.50
1               Dell 2450       500         512             n/a                      2500           50%               1,250.00
1               RAID                                6GB                              5079           50%                2539.50
1               Dell L400       C 400       128     GB      Firewall                  900           50%                 250.00
1               Dell L400       C 400       128     GB      DHCP/DNS                  900           50%                 250.00
1               Dell XPS        PII-500     256     GB      RVRD/LDAP                 700           50%                 500.00
1               Sun clone                                   mail                                    50%                 500.00
1               Nortel Switch                                                        1900           50%                 950.00
1               Nortel Switch                                                        1900           50%                 950.00
1               APCC UPS                                                             1450           50%                 725.00
                                                                                                                    $20,899.50
                                                                                                                  (plus taxes)




                                  SCHEDULE C-4

                                LIST OF FURNITURE




ITEM                  DESCRIPTION           QUANTITY      INVOICE AMOUNT   DISCOUNT      DISCOUNTED
                                                                           FACTOR        AMOUNT
Desk                  L-Shaped ($800/ea)    7             $5,600.00        50%           $2,800
Desk                  Rectangular           6             $3,000.00        50%           $1,500
                      ($500/ea)
Chair                 Casters ($306.18/ea)  15            $4,592.70        50%           $2,296.35
Chair                 Guest ($180.59/ea     4             $722.36          50%           $361.18
File Cabinets         ($177.12)             11            $1,948.32        50%           $974.16
                                                          ----------------------------------------------
                      Total Cost (excluding taxes)        $15,863.38                     $7,931.69
                                                          ----------------------------------------------
                                                  GST 7%  $1,110.44                      $555.22
                                                                                         ---------------
                                            TOTAL                                        $8,486.91